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                                                                   EXHIBIT 10.27

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND THE SECURITIES REGULATORY AUTHORITIES OF APPLICABLE STATES OR UNLESS (1) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND (2) THE ISSUER OF SUCH SECURITIES HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT (BOTH AS TO THE OPINION AND SUCH COUNSEL) STATING THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AND, IF APPLICABLE, THE LAWS OF THE STATE OF GEORGIA.

CERTAIN RIGHTS, OBLIGATIONS AND RESTRICTIONS ARE IMPOSED ON THE SECURITIES BY AN ASSET PURCHASE AGREEMENT BY AND AMONG NETZEE, INC., JOHN H. HARLAND COMPANY, CONCENTREX INCORPORATED, MECA SOFTWARE, L.L.C. AND MONEYSCAPE HOLDINGS, INC., AND ANY AMENDMENTS THERETO, COPIES OF WHICH ARE AVAILABLE AT THE ISSUER'S OFFICES. THE TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES IN CONTRAVENTION OF SUCH AGREEMENT IS NULL AND VOID. ANY TRANSFEREE OF THE SECURITIES (BUT ONLY AS TO SUCH TRANSFERS THAT ARE PERMITTED BY SUCH AGREEMENT) SHALL BE BOUND BY SUCH AGREEMENT.


                                 PROMISSORY NOTE


$5,000,000                    Atlanta, Georgia                September 29, 2000



         FOR VALUE RECEIVED Netzee, Inc., a Georgia corporation, as maker, having its principal place of business at 6190 Powers Ferry Road, Suite 400, Atlanta, Georgia 30339 ("Borrower"), hereby unconditionally promises to pay to the order of John H. Harland Company, a Georgia corporation, as payee, having an address at 2939 Miller Road, Decatur, Georgia 30035 ("Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Five Million Dollars ($5,000,000), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Interest Rate (defined below) in accordance with the terms of this Note.

                                   ARTICLE 1

                                  PAYMENT TERMS

         Borrower agrees to pay sums under this Note as follows:

                  (a) interest shall be due and payable quarterly in arrears on January 1, April 1, July 1 and October 1 based on the Interest Rate; and

                  (b) the principal sum and all interest thereon on September 29, 2005 (the "Maturity Date"); provided, however, on or after September 29, 2002 all principal and interest evidenced by this Note shall be due and payable on thirty (30) days' demand of Lender.


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                                    ARTICLE 2

                                    INTEREST

         The interest rate on this Note ("Interest Rate") shall be a fluctuating rate equal to two percent (2%) per annum above the Base Rate. Interest shall be calculated on the basis of a 365-day year. The Base Rate shall be the rate of interest announced or quoted by SunTrust Bank from time to time as its prime rate and if the Base Rate is discontinued by such bank as a standard, a comparable reference rate designated by such bank as a substitute therefor shall be the Base Rate. After the date hereof, the foregoing rate of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the date hereof.


                                   ARTICLE 3

                            DEFAULT AND ACCELERATION

         If any payment required in this Note is not paid (a) prior to the fifth
(5th) day after a payment date, (b) on the Maturity Date or (c) on the happening of any other default, after the expiration of any applicable notice and grace periods herein or under the terms of the Security Instrument (defined below) or any of the Other Security Documents (as defined in the Security Instrument) (collectively, an "Event of Default"), at the option of Lender (i) the whole of the principal sum of this Note, (ii) interest, default interest and other sums, as provided in this Note, the Security Instrument or the Other Security Documents, (iii) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instrument or the Other Security Documents, (iv) all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (i) through (iv) above shall collectively be referred to as the "Debt") shall without notice become immediately due and payable.


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                                   ARTICLE 4

                                DEFAULT INTEREST

         Borrower agrees that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a per annum rate equal to the lesser of (a) two percent (2%) plus the Interest Rate and (b) the maximum interest rate which Borrower may by law pay (the "Default Rate"). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.


                                   ARTICLE 5

                                   PREPAYMENT

                  (a) The principal balance of this Note may be prepaid in whole or in part at any time prior to the Maturity Date, upon not less than three (3) days' prior written notice to Lender specifying the date on which prepayment is to be made (the "Prepayment Date") and upon payment of:

                           (i)      all accrued interest to and including the
Prepayment Date; and

                           (ii)     all other sums then due under this Note.

                  (b)      If any notice of prepayment is given under this
Article 5, the principal balance of this Note and the other sums required under this prepayment section shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith.


                                    ARTICLE 6

                                    SECURITY

         This Note is secured by all personal property of the Borrower, whether tangible or intangible now or hereafter acquired, pursuant to the security instrument ("Security Instrument") now or hereafter delivered in connection herewith and the related security documents ("Other Security Documents").


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                                    ARTICLE 7

                                  LOAN CHARGES

         This Note, the Security Instrument and the Other Security Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Security Instrument and the Other Security Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.


                                    ARTICLE 8

                                     WAIVERS

         Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, except for notices expressly provided for in this Note, the Security Instrument or the Other Security Documents. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instrument or the Other Security Documents. If Borrower is a partnership, corporation or limited liability company, the agreements contained herein shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the Borrower, and the term "Borrower," as used herein, shall include any alternate or successor entity, but any predecessor entity, and its partners or members, as the case may be, shall not thereby be released from any liability. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in Borrower which may be set forth in the Security Instrument or any Other Security Document.)


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                                    ARTICLE 9

                             WAIVER OF TRIAL BY JURY

         BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.


                                   ARTICLE 10

                                    AUTHORITY

         Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full corporate power, authority and legal right to execute and deliver this Note, the Security Instrument and the Other Security Documents and that this Note, the Security Instrument and the Other Security Documents constitute valid and binding obligations of Borrower.


                                   ARTICLE 11

                                  GOVERNING LAW

         This Note shall be governed, construed, applied and enforced in accordance with the laws of the State of Georgia.


                                   ARTICLE 12

                                     NOTICES

         All notices required or permitted hereunder shall be given as provided in the Security Instrument.


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                                   ARTICLE 13

                           INCORPORATION BY REFERENCE

         All of the terms, covenants and conditions contained in the Security Instrument and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.


                                   ARTICLE 14

                                  MISCELLANEOUS


         (a) Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees actually incurred and disbursements of Lender, whether with respect to retained firms, the reimbursement for the expenses of in-house staff, or otherwise. Borrower shall pay to Lender on demand any and all expenses, including legal expenses and reasonable attorneys' fees, actually incurred or paid by Lender in enforcing this Note, whether or not any legal proceeding is commenced hereunder, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

         (b) This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         (c) If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

         (d) Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.

                         [NO FURTHER TEXT ON THIS PAGE]


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     IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the day and year first above written.


                                 NETZEE, INC.


                                 By /s/ Richard S. Eiswirth
                                   --------------------------------------------
                                 Name:  Richard S. Eiswirth
                                 Title:  Senior Executive Vice President and
                                         Chief Financial Officer


[Corporate Seal]


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